                                    Exhibit B

Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zuellig Botanicals, Inc.

                                               Reporting Persons
                                               -----------------

                                           Residence
                                           or Business                  Position             Present
Name                     Citizenship       Address                      with the Issuer      Occupation
--------------------     -------------     ------------------------     ----------------     ----------------
Harvey L. Sperry         United States     Willkie Farr & Gallagher     Director             Attorney
                                           787 Seventh Avenue
                                           New York, NY 10023

Volker Wypyszyk          Germany           2550 El Presidio Street      Director             Senior Executive
                                           Long Beach, CA 90810                              Vice-President -
                                                                                             Hauser, Inc.

Kenneth C.               United States     2550 El Presidio Street      CEO                  CEO
Cleveland                                  Long Beach, CA 90810
                                                                        Director

Terry L. Feit            United States     2550 El Presidio Street      Secretary,           Secretary,
                                           Long Beach, CA  90810        Treasurer and        Treasurer and
                                                                        Chief Accounting     Chief Accounting
                                                                        Officer              Officer